Exhibit 10.1

Grantee:	“participant name”

Grant Date:	“grant date”

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

2012 AMENDED AND RESTATED STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of “grant date” (the “Grant Date”) by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and “participant name” (the “Grantee”), evidences the grant by the Company of an award (the “Award”) of restricted stock units (“RSUs”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan, as it may be amended from time to time (the “Plan”). All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Company and the Grantee agree as follows:

1.    Grant of Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee the Award, giving the Grantee the conditional right to receive “Shares granted” shares of Class A Common Stock of the Company (the “Shares”).

2.    Vesting. Except as otherwise provided in this Agreement, the Award will vest with respect to one-third (1/3) of the Shares on each of April 1, 2021, April 1, 2022, and April 1, 2023 (each a “Vesting Date”); provided, that, the Grantee is still employed by or providing services to the Company on each such Vesting Date.

3.    Dividend Equivalents. The Award is granted together with dividend equivalent rights, which dividend equivalent rights will be (a) paid in the same form (cash or stock) in which such dividends are paid to the stockholders and (b) subject to the same vesting and forfeiture provisions as set forth in Section 2. Any payments made pursuant to dividend equivalent rights will be paid in either cash or in shares of Common Stock, or any combination thereof, effective as of the date of settlement under Section 4 below.

4.    Payment of Award. The Company shall, as soon as practicable upon the vesting of any portion of the Award in accordance with Section 2, 5 or 6 hereof, (but in no event later than the date that is sixty (60) days after the date such portion becomes vested), issue (if necessary) and transfer to the Grantee the Shares with respect to such vested portion of the Award, and shall deliver to the Grantee or have deposited in the Grantee’s brokerage account with the Company’s transfer agent or designated third-party administrator such Shares, at the Grantee’s election either electronically or represented by a certificate or certificates therefor, registered in the Grantee’s name. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may, in lieu of issuing and transferring Shares, determine to pay to the Grantee, in settlement of all or any portion of the Award, an amount in cash equal to the product of (a) the fair market value of a share of Common Stock on the date such portion becomes vested and (b) the number of Shares vesting on that date. Such cash payment shall be paid as soon as practicable upon the vesting of any portion of the Award in accordance with Section 2, 5 or 6 hereof, (but in no event later than the date that is sixty (60) days after the date such portion becomes vested).

5.    Termination of Employment.

(a)    If the Grantee’s employment or service is terminated due to death or Disability (as defined herein) and such death or Disability occurs before this Award is vested in full, this Award shall automatically vest in full.

For purposes of this Agreement, “Disability” shall mean (i) if the Grantee’s employment or service with the Company is subject to the terms of an employment or other service agreement between such Grantee and the Company, which agreement includes a definition of “Disability”, the term “Disability” shall have the meaning set forth in such agreement; and (ii) in all other cases, the term “Disability” shall mean a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

(b)    If the Grantee’s employment or service is terminated due to Retirement (as defined herein) the Grantee shall vest in the portion of the Award that would have vested in the ordinary course during the 12-month period following such Retirement. Any then unvested portion of the Award shall be immediately forfeited without consideration and the Grantee shall have no further rights to such unvested portion of the Award hereunder.

For purposes of this Agreement, “Retirement” shall mean the Grantee’s termination of employment with the Company for any reasons other than death, Disability, by the Company for Cause or pursuant to Section 6(b), on or after the date on which the sum of his/her (i) full years of age (measured as of his/her last birthday preceding the date of termination of employment or service) and (ii) full years of service with the Company (or any parent or subsidiary) measured from his date of hire (or re-hire, if later), is equal at least seventy (70); provided, that, the Grantee must have attained at least the age of sixty (60) and completed at least five (5) full years of service with the Company (or any parent or subsidiary) prior to the date of his/her resignation. Any disputes relating to whether the Grantee is eligible for Retirement under this Agreement, including, without limitation, years of service, shall be settled by the Committee in its sole discretion.

(c)    Subject to Section 6 hereof, if the termination of the Grantee’s employment or service is for any other reason, the then unvested portion of the Award shall be immediately forfeited without consideration and the Grantee shall have no further rights to such unvested portion of the Award hereunder. The Grantee’s status as an employee or other service-provider shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than three months or re-employment or re-engagement upon expiration of such leave is guaranteed by contract or statute.

(d)    Notwithstanding any other provision of this Agreement or the Plan to the contrary:

(i)    If it is determined by the Committee that the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, the unvested portion of the Award shall be forfeited without consideration.

(ii)    If it is determined by the Committee that the Grantee engaged in (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any portion of the Award, the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such portion of the Award (such gain to be valued as of the relevant Vesting Date(s) based on the fair market value of the Shares vesting on the relevant Vesting Date). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a fair market value equal to the gain realized upon vesting of such portion of the Award. The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Grantee to secure the repayment obligations herein contained.

The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.

For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, without the prior written permission of the Committee, anywhere in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (i) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (ii) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.

(e)    The term “Company” as used in this Agreement with reference to the employment or service of the Grantee shall include the Company and its parent and subsidiaries, as appropriate.

6.    Change in Control.

(a)    Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of the Grantee, may affect one or more of the following alternatives: (i) accelerate the vesting of all or a portion of the Award, (ii) cancel all RSUs and pay to the Grantee an amount of cash, shares of stock, or a combination thereof equal to the Change in Control Price for a number of shares equal to the vested RSUs, (iii) provide for the assumption or substitution or continuation of RSUs by the successor company or a parent or subsidiary of the successor company, or (iv) make such adjustments to RSUs then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to RSUs then outstanding.

(b)    In the event that within twelve (12) months following the occurrence of a Change in Control (as defined herein) of the Company, the Grantee’s employment or service relationship with the Company is terminated by the Company without Cause (as defined herein), then 100% of the unvested portion of this Award that remains outstanding at such time shall become immediately fully vested.

(c)    For the purposes hereof, the term “Change in Control” of the Company shall be deemed to occur if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (excluding any person whose election or nomination for election was a result of either an actual or threatened election contest as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), (iii) a merger or consolidation of the Company or a subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate parent company of the Company outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 6(c)(i) acquires more than 50% of the combined voting power of the Company’s then outstanding securities), and (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, provided that an event shall only be considered to be a Change in Control under this Agreement to the extent such transaction or series of transactions constitutes a change in control pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

(d)    For purposes hereof, “Change in Control Price” shall mean the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of the Common Stock of the Company in any merger or consolidation, (ii) the per share fair market value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 6(d), the fair market value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 6(d) or in Section 6(c) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on the Grantee to the extent applicable to Awards held by the Grantee.

(e)    For purposes hereof, “Cause” shall have the meaning ascribed to such term in any employment agreement or other similar agreement between the Grantee and the Company or any of its subsidiaries, or, if no such agreement exists, or if there are multiple such agreements and the provisions of such agreements conflict, means (a) the Grantee’s failure to perform (other than by reason of disability), or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its affiliates; (b) material breach by the Grantee of any provision of this Agreement or any employment or other written agreement; or (c) other conduct by the Grantee that is materially harmful to the business, interests or reputation of the Company or any of its affiliates.

7.    Withholding. The Grantee agrees that no later than each Vesting Date, the Grantee shall pay to the Administrator (or at the option of the Company, to the Company) such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred with respect to the portion of the Award vesting on such Vesting Date. The Grantee may elect to pay to the Administrator (or at the option of the Company, to the Company) an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Administrator (or at the option of the Company, to the Company), cash, a check or at the sole discretion of the Company, shares of Common Stock having a fair market value equal to the amount of the withholding tax obligation as determined by the Company. In the event any portion of the Award is settled in cash, the Company shall have the right to deduct from such cash payment, the amount of any required withholding taxes in respect of such portion of the Award and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.

8.    Section 409A.

(a)    It is the intent of the Company that the payments and benefits under this Agreement shall comply with, or be exempt from, Section 409A of the Code and applicable regulations and guidance thereunder (collectively, “Section 409A”) and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with, or be exempt from, Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Section 409A or for any damages for failing to comply with Section 409A.

(b)    For purposes of Section 409A and to the extent Section 409A is applicable to any payment hereunder, Grantee’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(c)    Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 2 1/2 months following the date specified in Section 2”), the actual date of payment within the specified period shall be within the Company’s sole discretion.

(d)    If Grantee is deemed on the date of termination to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, any amounts to which Grantee is entitled under this Agreement that constitute “non-qualified deferred compensation” payable on “separation from service” under Section 409A and would otherwise be payable prior to the earlier of (i) the 6-month anniversary of the Grantee’s date of termination and (ii) the date of the Grantee’s death (the “Delay Period”) shall instead be paid in a lump sum immediately upon (and not before) the expiration of the Delay Period to the extent required under Section 409A.

9.    Rights as a Stockholder. No Shares shall be issued under this Award until payment of the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the Grantee shall have no rights as a stockholder with respect to any Shares covered by this Award unless and until such shares are duly and validly issued by the Company to or on behalf of the Grantee.

10.    Non-Transferability. This Award is not assignable or transferable except upon the Grantee’s death to a beneficiary designated by the Grantee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the Grantee, pursuant to the Grantee’s will or by the laws of descent and distribution.

11.    Limitation of Rights. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.

12.    Securities Representations. The Grantee agrees, by acceptance of this Award, that, upon issuance of any Shares hereunder, that, unless such Shares are then registered under applicable federal and state securities laws, (i) acquisition of such Shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from the Grantee in such form as may be recommended by Company counsel. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to the issuance or transfer of Shares pursuant to this Award to comply with any law or regulation of any governmental authority.

13.    Notice. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at Clear Channel Outdoor Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209-8328, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

14.    Incorporation of Plan by Reference. This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

15.    Governing Law. This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

16.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties; provided, however, that in the event of a conflict between this Agreement and any employment or severance agreement between the Company and the Grantee, such employment or severance agreement shall control. The issuance of the Awards or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The

Company shall not be obligated to issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.    Consent. By signing this Agreement, the Grantee acknowledges and agrees that:

(a)    The Company and the Company’s affiliates are permitted to hold and process personal (and sensitive) information and data about the Grantee as part of its personnel and other business records and may use such information in the course of such entity’s business.

(b)    In the event that disclosure is required for the proper conduct of the business (as determined by the Company and the Company’s affiliates), the Company and the Company’s affiliates may disclose the information referenced in Section 17(a) to third parties, including when such entities are situated outside the European Economic Area.

(c)    This Section 17 applies to information held, used or disclosed in any medium.

Grantee:	“Participant Name”

Grant Date:	“grant date”

IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer. This Award shall take effect as a sealed instrument.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:
Name:
Title:

Dated: “acceptance date”
Acknowledged and Agreed
“Electronic Signature”
Name: “Participant Name”
Address of Principal Residence:

Signature Page to Restricted Stock Unit Award Agreement